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                                                                EXHIBIT 10.7

                           PROVIDENCE JOURNAL COMPANY

                         CABLE DIVISION SALE BONUS PLAN



     1.  Purpose.  The purpose of the Providence Journal Company Cable Division
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Sale Bonus Plan (the "Plan") is to maximize the cash flow of, and thereby to enhance the value of, the Cable Division (the "Cable Division") of the Providence Journal Company (the "Company") by providing an opportunity for its key officers to participate in significant incentives that will contribute to the enhancement of the Company's shareholder value.

     2.  Administration.  The Plan will be administered by the Vice President of
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Human Resources of the Company (the "Administrator"), who shall not be a
Participant in the Plan. The Administrator shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in its application, to provide all necessary information to the Executive Committee of the Board of Directors of the Company (the "Executive Committee"), and to communicate to Plan Participants concerning the administration of the Plan. The Administrator, with the concurrence of the Chief Executive Officer, shall make recommendations for awards under the Plan to the Executive Committee.

     3.  Review and Authorization.  All recommendations for awards to be made by
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the Administrator pursuant to the provisions of this Plan are subject to the review and approval by the Executive Committee.

     4.  Eligibility to Receive Awards.  Persons eligible to receive awards
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under the Plan shall be limited to those officers and other key executive employees of the Cable Division who are in positions in which their decisions, actions and counsel significantly affect the operation of the Cable Division. Employees eligible to receive awards under the Plan are referred to herein as "Participants". Participants will share in the Bonus Pool based upon a weighing of salary and years of service. A list of Participants, including the percentage of the bonus pool for which each such Participant is eligible, is attached hereto as Exhibit A.

     5.  Bonus Pool.  A bonus pool of $2,100,000 will be established based upon
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the fourteen (14) Participants who are listed in Exhibit A as of____________,
1994. The bonus opportunity awards have been calculated based upon achieving the 1994 cash flow objective for the Cable Division of $123,600,000 (the "1994 Objective"). The size of the Bonus Pool shall be increased by 50% of the amount of the 1994 Objective that is achieved.

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     6.  Conditions.  Any bonus award earned out of the Bonus Pool will be
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distributed to the Participants only upon all of the following conditions having been satisfied:

         (a) The closing of the sale, merger or other distribution of the Cable Division (the "Closing").

         (b) The Participant remaining in the employment of the Cable Division or the Company through the date of the Closing.

         (c) Comparable results with respect to the 1995 cash low objective of the Cable Division (the "1995 Objective").

     7.  General Restrictions.
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         (a) This Plan supersedes any other award that the Participant may be eligible for pursuant to any other long-term incentive plan of the Company or the Cable Division.

         (b) Unforeseen changes, such as new statutes or regulations that positively or negatively affect the cash flow of the Cable Division, will be excluded from the calculation of the 1994 Objective or the 1995 Objective.

         (c) Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or the Cable Division or shall affect any right which the Company or the Cable Division may have to terminate the employment of such person.

     8.  Amendment.  The board may terminate or amend the Plan at any time.  The
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termination of any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect the Participant's rights under an award previously granted.

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